EXHIBIT 21
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                              SUBSIDIARIES OF GWIN



                                 STATE (COUNTRY)
NAME                            OF INCORPORATION          NAME OF BUSINESS
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Global SportsEDGE, Inc.              Delaware             Global SportsEDGE
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